Exhibit 99.1

December 18, 2017
Victor H. Mendelson (305) 374-1745 ext. 7590
Carlos L. Macau, Jr. (954) 987-4000 ext. 7570

HEICO CORPORATION REPORTS RECORD NET SALES, OPERATING INCOME AND NET INCOME FOR THE FOURTH QUARTER AND FULL YEAR OF FISCAL 2017;
TARGETS CONTINUED GROWTH IN FISCAL 2018

Fourth Quarter and Full Year of Fiscal 2017 Net Income up 21% and 19% on Net Sales Increases of 16% and 11% and Operating Income Increases of 18% and 16%

HOLLYWOOD, FL and MIAMI, FL -- HEICO CORPORATION (NYSE: HEI.A) (NYSE: HEI) today reported that net income increased 21% to a record $53.7 million, or 62 cents per diluted share, in the fourth quarter of fiscal 2017, up from $44.3 million, or 52 cents per diluted share, in the fourth quarter of fiscal 2016. In the fiscal year ended October 31, 2017, net income increased 19% to a record $186.0 million, or $2.14 per diluted share, up from $156.2 million, or $1.83 per diluted share, in the fiscal year ended October 31, 2016.

All share and per share information has been adjusted retrospectively to reflect a 5-for-4 stock split distributed by the Company in April 2017. Such share and per share information has not been retrospectively adjusted for the pending 5-for-4 stock split discussed below.

Net sales increased 16% to a record $421.2 million in the fourth quarter of fiscal 2017, up from $363.3 million in the fourth quarter of fiscal 2016. Net sales increased 11% to a record $1,524.8 million in the fiscal year ended October 31, 2017, up from $1,376.3 million in the fiscal year ended October 31, 2016.

Operating income increased 18% to $89.4 million in the fourth quarter of fiscal 2017, up from $76.1 million in the fourth quarter of fiscal 2016. In the fiscal year ended October 31, 2017, operating income increased 16% to a record $306.7 million, up from $265.3 million in the fiscal year ended October 31, 2016.

The Company's consolidated operating margin improved to 21.2% in the fourth quarter of fiscal 2017, up from 20.9% in the fourth quarter of fiscal 2016 and improved to 20.1% in the fiscal year ended October 31, 2017, up from 19.3% in the fiscal year ended October 31, 2016.

On December 15th, 2017 HEICO’s Board of Directors declared a 5-for-4 stock split on both classes of the Company's common stock. The stock split is payable to shareholders of record as of January 3, 2018 and the Company expects to distribute the additional shares to shareholders on January 17, 2018. Accordingly, the prices of both the Company's Class A Common Stock and Common Stock are anticipated to begin trading on a post-split basis on January 18, 2018. None of the applicable share and per share information in this earnings release has been retrospectively adjusted to give effect to the 5-for-4 stock split, pending the stock trading on a post-split basis.

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Consolidated Results

Laurans A. Mendelson, HEICO’s Chairman and CEO, commented on the Company's record fourth quarter and full fiscal year results stating, "HEICO's record fiscal 2017 fourth quarter and full year results were principally driven by continued organic growth, exemplary execution by our subsidiaries and the acquisition of profitable, well-managed businesses within both our Electronic Technologies Group and Flight Support Group.

Our total debt to shareholders' equity ratio was 54.0% as of October 31, 2017.  Our net debt to shareholders’ equity ratio was approximately 50% as of October 31, 2017, with net debt (total debt less cash and cash equivalents) of $621.9 million principally incurred to fund acquisitions in fiscal 2017 and 2016. As previously reported, we entered into a new $1.3 billion unsecured revolving credit agreement ("New Credit Facility") with a bank syndicate in November 2017, which matures in November 2022. Under certain circumstances, the New Credit Facility may be extended for two one-year periods and may be increased to become a $1.65 billion facility through increased commitments from existing lenders or the addition of new lenders.

In September 2017, we completed the acquisition of AeroAntenna Technology, Inc., our largest acquisition in history. In November 2017, we completed the acquisition of Interface Displays & Controls, Inc. We funded these acquisitions principally through our existing revolving credit facility. Additionally, we expect these acquisitions to be accretive to our earnings per share within the first twelve months following closing.

Cash flow provided by operating activities was very strong, totaling $274.9 million, or 148% of net income, in the fiscal year ended October 31, 2017, up from $249.2 million in the fiscal year ended October 31, 2016. Cash flow provided by operating activities increased 25% to $95.6 million in the fourth quarter of fiscal 2017, up from $76.8 million in the fourth quarter of fiscal 2016.

Based on our continued strong cash flows from operations, the Board of Directors declared a
$.0875 cents per share regular semi-annual cash dividend payable on January 17, 2018. This cash dividend represents a 9% increase over the prior semi-annual per share amount of $.08 paid in July 2017. On a proforma basis for the pending 5-for-4 stock split, the January 17, 2018 cash dividend will be $.07 per share. By declaring this semi-annual cash dividend, our Board of Directors' goal is to confirm its confidence in HEICO's consistent growth strategies and to continue to reward our shareholders, while retaining sufficient capital to fund our internal growth objectives and acquisition strategies.

Considering the impact of cash dividends, prior stock splits and stock dividends, one share of HEI worth $8.38 in 1990 has become worth on a combined basis approximately $2,122, representing an increase of approximately 253 times the 1990 value and a compound annual growth rate of approximately 23% as of December 15, 2017.

As we look ahead to fiscal 2018, we anticipate net sales growth within the Flight Support Group's commercial aviation and defense product lines.  We also expect growth within the Electronic Technologies Group, principally driven by demand for the majority of our products.

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During fiscal 2018, we will continue our commitments to developing new products and services, further market penetration, and an aggressive acquisition strategy while maintaining our financial strength and flexibility.

Based on our current economic visibility, we are estimating 10% - 12% growth in full year net sales and in full year net income over fiscal 2017 levels. We anticipate our fiscal year 2018 consolidated operating margin to approximate 20%, depreciation and amortization expense of approximately $75 million, capital expenditures to approximate $50 million and cash flow from operations to approximate $290 million.  These estimates exclude the impact of any pending tax reforms that are currently being legislated in Congress. Furthermore, these estimates exclude additional acquired businesses, if any."

Flight Support Group

Eric A. Mendelson, HEICO's Co-President and President of HEICO's Flight Support Group, commented on the Flight Support Group's fourth quarter and full fiscal year results stating, "The Flight Support Group's strong fiscal 2017 fourth quarter and full year results were principally attributed to our recent acquisitions and continued organic growth within our aftermarket replacement parts and repair and overhaul parts and services product lines.

The Flight Support Group's net sales increased 12% to $256.9 million in the fourth quarter of fiscal 2017, up from $228.5 million in the fourth quarter of fiscal 2016. The increase reflects aggregate organic growth of 6% in our aftermarket replacement parts and repair and overhaul parts and services product lines and the impact of our recent profitable acquisitions, partially offset by lower demand within our specialty products product line for certain aerospace and defense products. Overall, organic growth for the Flight Support Group was 2% in the fourth quarter of fiscal 2017.

The Flight Support Group's net sales increased 10% to a record $967.5 million in the fiscal year ended October 31, 2017, up from $875.9 million in the fiscal year ended October 31, 2016. The increase reflects aggregate organic growth of 9% in our aftermarket replacement parts and repair and overhaul parts and services product lines and the impact of our recent profitable acquisition, partially offset by lower demand within our specialty products product line for certain aerospace, industrial and defense products. Overall, organic growth for the Flight Support Group was 5% for fiscal 2017.

The Flight Support Group's operating income increased 4% to $46.5 million in the fourth quarter of fiscal 2017, up from $44.7 million in the fourth quarter of fiscal 2016. The Flight Support Group's operating income increased 10% to a record $179.3 million in the fiscal year ended October 31, 2017, up from $163.4 million in the fiscal year ended October 31, 2016. The increase in the fourth quarter and fiscal year ended October 31, 2017 principally reflects the previously mentioned net sales growth partially offset by an increase in performance-based compensation expense, an unfavorable gross profit margin impact mainly from a decrease in net sales within our specialty products product line and an increase in amortization expense of intangible assets.

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The Flight Support Group's operating margin was 18.1% and 19.6% in the fourth quarter of fiscal 2017 and 2016, respectively. The Flight Support Group's operating margin was 18.5% and 18.7% in the fiscal year ended October 31, 2017 and 2016, respectively. The decrease in the fourth quarter of fiscal 2017 reflects the previously mentioned lower gross profit margin and the increase in both performance-based compensation expense and amortization expense of intangible assets.

With respect to fiscal 2018, we are estimating net sales growth of approximately 10% over the prior year and the full year Flight Support Group operating margin to approximate 18.0% - 18.5%. Further, we estimate that approximately half our fiscal 2018 net sales growth will be generated organically. These estimates exclude additional acquired businesses, if any.”

Electronic Technologies Group

Victor H. Mendelson, HEICO's Co-President and President of HEICO’s Electronic Technologies Group, commented on the Electronic Technologies Group's record fourth quarter and full fiscal year results stating, "Our record fiscal 2017 fourth quarter and full year results in net sales and operating income were driven principally by our strong organic growth and the impact of recent acquisitions as well as the continued strong demand for the majority of our products.

The Electronic Technologies Group's net sales increased 22% to a record $169.1 million in the fourth quarter of fiscal 2017, up from $138.3 million in the fourth quarter of fiscal 2016.
The increase resulted from strong organic growth of 14%, principally from increased demand for our defense, space and aerospace products, as well as the contribution from our profitable fiscal 2017 acquisition.

The Electronic Technologies Group's net sales increased 12% to a record $574.3 million in the fiscal year ended October 31, 2017, up from $511.3 million in the fiscal year ended October 31, 2016. The increase resulted from organic growth of 7%, principally from increased demand for our space, aerospace and other electronics products, as well as the contributions from our profitable fiscal 2017 and 2016 acquisitions.

The Electronic Technologies Group's operating income increased 39% to a record $51.0 million in the fourth quarter of fiscal 2017, up from $36.8 million in the fourth quarter of fiscal 2016. The Electronic Technologies Group's operating income increased 25% to a record $157.5 million in the fiscal year ended October 31, 2017, up from $126.0 million in the fiscal year ended October 31, 2016. The increase in the fourth quarter and fiscal year ended October 31, 2017 principally reflects the previously mentioned net sales growth, an improved gross profit margin impact mainly from higher net sales and a favorable product mix for certain of our aerospace and defense products and the benefit from net sales growth on relatively consistent period-over-period SG&A expenses. Further, the fiscal year ended October 31, 2017 reflects a decrease in acquisition costs associated with a prior year acquisition.

The Electronic Technologies Group's operating margin improved to 30.2% in the fourth quarter of fiscal 2017, up from 26.6% in the fourth quarter of fiscal 2016. The Electronic Technologies Group's operating margin improved to 27.4% in the fiscal year ended October 31, 2017, up from

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24.7% in the fiscal year ended October 31, 2016. The increase in the fourth quarter and fiscal year ended October 31, 2017 is principally attributed to the previously mentioned SG&A efficiencies and improved gross profit margin. Further, the fiscal year ended October 31, 2017 reflects a decrease in acquisition costs.

With respect to fiscal 2018, we are estimating net sales growth of approximately 12% over the prior year and anticipate the full year Electronic Technologies Group's operating margin to approximate 27%.  Further, we estimate that approximately half our fiscal 2018 growth in net sales will be generated organically. The estimates exclude any acquired businesses, if any.”

(NOTE: HEICO has two classes of common stock traded on the NYSE. Both classes, the Class A Common Stock (HEI.A) and the Common Stock (HEI), are virtually identical in all economic respects. The only difference between the share classes is the voting rights. The Class A Common Stock (HEI.A) has 1/10 vote per share and the Common Stock (HEI) has one vote per share.)

There are currently approximately 50.7 million shares of HEICO's Class A Common Stock (HEI.A) outstanding and 33.8 million shares of HEICO's Common Stock (HEI) outstanding. The stock symbols for HEICO’s two classes of common stock on most websites are HEI.A and HEI. However, some websites change HEICO's Class A Common Stock trading symbol (HEI.A) to HEI/A or HEIa.

As previously announced, HEICO will hold a conference call on Tuesday, December 19, 2017 at 9:00 a.m. Eastern Standard Time to discuss its fourth quarter and fiscal year results. Individuals wishing to participate in the conference call should dial: U.S. and Canada (877) 586-4323, International (706) 679-0934, wait for the conference operator and provide the operator with the Conference ID 2758099. A digital replay will be available two hours after the completion of the conference for 14 days. To access, dial: (404) 537-3406, and enter the Conference ID 2758099.

HEICO Corporation is engaged primarily in the design, production, servicing and distribution of products and services to certain niche segments of the aviation, defense, space, medical, telecommunications and electronics industries through its Hollywood, Florida-based Flight Support Group and its Miami, Florida-based Electronic Technologies Group.  HEICO's customers include a majority of the world's airlines and overhaul shops, as well as numerous defense and space contractors and military agencies worldwide, in addition to medical, telecommunications and electronics equipment manufacturers.  For more information about HEICO, please visit our website at http://www.heico.com.

Certain statements in this press release constitute forward-looking statements, which are subject to risks, uncertainties and contingencies.  HEICO's actual results may differ materially from those expressed in or implied by those forward-looking statements as a result of factors including: lower demand for commercial air travel or airline fleet changes or airline purchasing decisions, which could cause lower demand for our goods and services; product specification costs and requirements, which could cause an increase to our costs to complete contracts; governmental and regulatory demands, export policies and restrictions, reductions in defense, space or homeland security spending by U.S. and/or foreign customers or competition from

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existing and new competitors, which could reduce our sales; our ability to introduce new products and services at profitable pricing levels, which could reduce our sales or sales growth; product development or manufacturing difficulties, which could increase our product development costs and delay sales; our ability to make acquisitions and achieve operating synergies from acquired businesses; customer credit risk; interest, foreign currency exchange and income tax rates; economic conditions within and outside of the aviation, defense, space, medical, telecommunications and electronics industries, which could negatively impact our costs and revenues; and defense budget cuts, which could reduce our defense-related revenue. Parties receiving this material are encouraged to review all of HEICO's filings with the Securities and Exchange Commission, including, but not limited to filings on Form 10-K, Form 10-Q and Form 8-K.  We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by applicable law.

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HEICO CORPORATION
Condensed Consolidated Statements of Operations (Unaudited)
(in thousands, except per share data)

	Three Months Ended October 31,
	2017	2016
Net sales	$421,224	$363,299
Cost of sales	261,195	227,615
Selling, general and administrative expenses	70,585	59,608
Operating income	89,444	76,076
Interest expense	(3,414)	(2,078)
Other income (expense)	257	(177)
Income before income taxes and noncontrolling interests	86,287	73,821
Income tax expense	27,200	24,300
Net income from consolidated operations	59,087	49,521
Less: Net income attributable to noncontrolling interests	5,413	5,259
Net income attributable to HEICO	$53,674	$44,262

Net income per share attributable to HEICO shareholders: (a)
Basic	$.64	$.53
Diluted	$.62	$.52

Weighted average number of common shares outstanding: (a)
Basic	84,454	84,071
Diluted	87,171	85,544

	Three Months Ended October 31,
	2017	2016
Operating segment information:
Net sales:
Flight Support Group	$256,864	$228,451
Electronic Technologies Group	169,067	138,339
Intersegment sales	(4,707)	(3,491)
	$421,224	$363,299

Operating income:
Flight Support Group	$46,507	$44,670
Electronic Technologies Group	50,998	36,751
Other, primarily corporate	(8,061)	(5,345)
	$89,444	$76,076

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HEICO CORPORATION
Condensed Consolidated Statements of Operations (Unaudited)
(in thousands, except per share data)

	Fiscal Year Ended October 31,
	2017		2016
Net sales	$1,524,813		$1,376,258
Cost of sales	950,088		860,766
Selling, general and administrative expenses	268,067		250,147
Operating income	306,658		265,345	(c)
Interest expense	(9,790)		(8,272)
Other income (expense)	1,092		(23)
Income before income taxes and noncontrolling interests	297,960		257,050
Income tax expense	90,300	(b)	80,900	(d)
Net income from consolidated operations	207,660		176,150
Less: Net income attributable to noncontrolling interests	21,675		19,958
Net income attributable to HEICO	$185,985	(b)	$156,192	(c)(d)

Net income per share attributable to HEICO shareholders: (a)
Basic	$2.21	(b)	$1.86	(c)(d)
Diluted	$2.14	(b)	$1.83	(c)(d)

Weighted average number of common shares outstanding: (a)
Basic	84,290		83,807
Diluted	86,776		85,213

	Fiscal Year Ended October 31,
	2017		2016
Operating segment information:
Net sales:
Flight Support Group	$967,540		$875,870
Electronic Technologies Group	574,261		511,272
Intersegment sales	(16,988)		(10,884)
	$1,524,813		$1,376,258

Operating income:
Flight Support Group	$179,278		$163,427
Electronic Technologies Group	157,451		126,031
Other, primarily corporate	(30,071)		(24,113)
	$306,658		$265,345

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HEICO CORPORATION
Footnotes to Condensed Consolidated Statements of Operations (Unaudited)

(a)
All share and per share information has been adjusted retrospectively to reflect a 5-for-4 stock split effected in April 2017. Such share and per share information has not been retrospectively adjusted for the pending 5-for-4 stock split.

(b)
During the first quarter of fiscal 2017, the Company adopted Accounting Standards Update ("ASU") 2016-09, "Improvements to Employee Share-Based Payment Accounting," resulting in the recognition of a $3.1 million discrete income tax benefit, which, net of noncontrolling interests, increased net income attributable to HEICO by $2.6 million. Additionally, the adoption of ASU 2016-09 resulted in a 781,000 increase in the Company's weighted average number of diluted common shares outstanding and an increase in net income per share attributable to HEICO shareholders of $.03 per basic and $.01 per diluted share in fiscal 2017.

(c)
During the first quarter of fiscal 2016, the Company incurred $3.1 million of acquisition costs in connection with a fiscal 2016 acquisition.  These are one-time nonrecurring costs. These expenses, net of tax, decreased net income attributable to HEICO by $2.0 million, or $.02 per basic and diluted share.

(d)
During the first quarter of fiscal 2016, the Company recognized additional income tax credits for qualified R&D activities related to the last ten months of fiscal 2015 upon the retroactive and permanent extension of the U.S. federal R&D tax credit in December 2015. The tax credits, net of expenses, increased net income attributable to HEICO by $1.7 million, or $.02 per basic and diluted share.

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HEICO CORPORATION
Condensed Consolidated Balance Sheets (Unaudited)
(in thousands)

	October 31, 2017	October 31, 2016
Cash and cash equivalents	$52,066	$42,955
Accounts receivable, net	222,456	202,227
Inventories, net	343,628	286,302
Prepaid expenses and other current assets	13,742	11,674
Total current assets	631,892	543,158
Property, plant and equipment, net	129,883	121,611
Goodwill	1,081,306	865,717
Intangible assets, net	538,081	366,863
Other assets	131,269	101,063
Total assets	$2,512,431	$1,998,412

Current maturities of long-term debt	$451	$411
Other current liabilities	248,986	214,010
Total current liabilities	249,437	214,421
Long-term debt, net of current maturities	673,528	457,814
Deferred income taxes	59,026	64,899
Other long-term liabilities	151,025	114,061
Total liabilities	1,133,016	851,195
Redeemable noncontrolling interests	131,123	99,512
Shareholders’ equity	1,248,292	1,047,705
Total liabilities and equity	$2,512,431	$1,998,412

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HEICO CORPORATION
Condensed Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Fiscal Year Ended October 31,
	2017	2016
Operating Activities:
Net income from consolidated operations	$207,660	$176,150
Depreciation and amortization	64,823	60,277
Employer contributions to HEICO Savings and Investment Plan	7,768	7,020
Share-based compensation expense	7,415	6,434
Increase in accrued contingent consideration, net	1,100	3,063
Foreign currency transaction adjustments, net	3,347	13
Deferred income tax benefit	(11,096)	(9,194)
Tax benefit from stock option exercises	—	868
Excess tax benefit from stock option exercises	—	(881)
Payment of contingent consideration	—	(631)
Decrease (increase) in accounts receivable	2,846	(15,955)
Increase in inventories	(21,204)	(14,421)
Increase in current liabilities	14,251	40,796
Other	(2,025)	(4,355)
Net cash provided by operating activities	274,885	249,184

Investing Activities:
Acquisitions, net of cash acquired	(418,265)	(263,811)
Capital expenditures	(25,998)	(30,863)
Other	(552)	(2,942)
Net cash used in investing activities	(444,815)	(297,616)

Financing Activities:
Borrowings on revolving credit facility, net	213,123	90,000
Distributions to noncontrolling interests	(18,401)	(19,017)
Cash dividends paid	(12,807)	(10,724)
Payment of contingent consideration	(7,039)	(6,329)
Acquisitions of noncontrolling interests	(3,848)	(3,599)
Proceeds from stock option exercises	5,659	5,924
Excess tax benefit from stock option exercises	—	881
Revolving credit facility issuance costs	(270)	—
Other	(545)	(364)
Net cash provided by financing activities	175,872	56,772

Effect of exchange rate changes on cash	3,169	1,012

Net increase in cash and cash equivalents	9,111	9,352
Cash and cash equivalents at beginning of year	42,955	33,603
Cash and cash equivalents at end of year	$52,066	$42,955